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As filed with the Securities and Exchange Commission on February 15, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United States Steel Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	25-1897152 (I.R.S. Employer Identification No.)

600 Grant Street
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Duane D. Holloway
Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary
600 Grant Street
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by market and other conditions.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Offering Price/Amount of Registration Fee(1)

Senior Debt Securities

Subordinated Debt Securities

Common Stock, par value $1.00 per share

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Prospectus

United States Steel Corporation

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

        We may from time to time offer and sell senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units or any combination of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities or debt or equity securities of one or more other entities.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to other purchasers, or through a combination of these methods, on a continuous or delayed basis, or to holders of other securities in exchanges in connection with acquisitions.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms and conditions of any securities to be offered, including their offering prices and the plan of distribution for any particular offering, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "X." Our principal executive offices are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219-2800, and our telephone number is (412) 433-1121.

        Investing in these securities involves certain risks. See "Risk Factors" on page 5 and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

The date of this prospectus is February 15, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may offer and sell, at any time or from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of those securities, including, where applicable, the following:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  the compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        The prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus together with the additional information described below under the heading "Where You Can Find More Information."

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update, change or supersede the information contained in this prospectus by means of a free writing prospectus, post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may be then permitted under applicable laws, rules or regulations. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        United States Steel Corporation ("U. S. Steel") files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are accessible through the Internet at the SEC's website at http://www.sec.gov. Many of our SEC filings are also accessible on our website at http://www.ussteel.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus and any prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of the securities described in this prospectus (other than any documents, portions of documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 1-16811.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  Our Definitive Proxy Statement on Schedule 14A, dated March 9, 2018; and

  •
  The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on September 7, 2001, as amended.

        Any statement contained in a document incorporated by reference to this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

        Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

        We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost.

        Requests for documents should be directed to:

United States Steel Corporation
Office of the Secretary
600 Grant Street
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
(412) 433-2811 (fax)

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it contain information that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

        Generally, we have identified such forward-looking statements by using the words "believe," "expect," "intend," "estimate," "anticipate," "project," "target," "forecast," "aim," "should," "will" and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in this prospectus and in the information incorporated herein by reference, including in "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, and those described from time to time in our future reports filed with the Securities and Exchange Commission that are incorporated herein by reference.

 THE COMPANY

        United States Steel Corporation (U. S. Steel) is an integrated steel producer of flat-rolled and tubular products with major production operations in North America and Europe. An integrated steel producer uses iron ore and coke as primary raw materials for steel production. U. S. Steel has annual raw steel production capability of 22 million net tons (17 million tons in the United States and 5 million tons in Europe). U. S. Steel is also engaged in other business activities consisting primarily of railroad services and real estate operations.

        United States Steel Corporation is a Delaware corporation. U. S. Steel's principal executive offices are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219-2800, and its telephone number is (412) 433-1121. For more information about U. S. Steel, see "Where you can find more information about U. S. Steel."

        References in this prospectus to the "Registrant," "Company," "United States Steel," "U. S. Steel," "U. S. Steel," "we," "us" and "our" are to United States Steel Corporation and its subsidiaries.

RISK FACTORS

        Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which is incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        The net proceeds from the sale of the offered securities will be used for general corporate purposes unless we specify otherwise in the prospectus supplement or free writing prospectus applicable to a particular offering. General corporate purposes may include the repayment of debt, acquisitions, stock repurchases, capital expenditures, funding employee obligations, investments in subsidiaries and joint ventures, and additions to working capital. Net proceeds may be temporarily invested prior to use.

 DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities (the "Debt Securities") that we may offer from time to time. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement. Although our securities include securities denominated in U.S. dollars, we may choose to issue securities in any other currency, including the euro.

        The Debt Securities will be either senior Debt Securities or subordinated Debt Securities. We will issue the senior Debt Securities under the senior indenture, dated as of May 21, 2007, between The Bank of New York Mellon, formerly known as The Bank of New York, or any successor trustee, and U. S. Steel, as supplemented by the First Supplemental Indenture, dated as of May 21, 2007, the Eighth Supplemental Indenture, dated as of August 4, 2017 and the Ninth Supplemental Indenture, dated as of March 15, 2018 and as further amended and supplemented from time to time. We will issue the subordinated Debt Securities under a subordinated indenture to be entered into between U. S. Steel and a trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. References to specific "Sections" refer to the applicable Sections of the applicable indenture.

        The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture because it, and not this description, defines your rights as a holder of the Debt Securities. See the information under the heading "Incorporation of Certain Information by Reference" to contact us for a copy of the appropriate indenture.

General

        The senior Debt Securities will be unsubordinated obligations, will rank on par with all other unsubordinated debt obligations of U. S. Steel and, unless otherwise indicated in the related prospectus supplement, will be unsecured. The subordinated Debt Securities will be subordinate in right of payment to Senior Indebtedness (as hereinafter defined under the heading "Subordinated Debt Securities—Subordination"). A description of the subordinated Debt Securities is provided below under the heading "Subordinated Debt Securities." The specific terms of any subordinated Debt Securities will be provided in the related prospectus supplement. For a complete understanding of the provisions pertaining to the subordinated Debt Securities, you should refer to the subordinated indenture attached as an exhibit to this registration statement.

Terms

        The indentures do not limit the principal amount of debt we may issue.

        The Debt Securities of any series may be issued in definitive form or, if provided in the related prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by U. S. Steel. Each Debt Security represented by a global security is referred to as a "book-entry security."

        Debt Securities may be issued from time to time pursuant to this prospectus, and will be offered on terms determined at the time of sale. Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Debt Securities may be denominated in U.S. dollars or other currencies, and unless otherwise provided in the applicable prospectus supplement, Debt Securities denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples thereof.

        Please refer to the applicable prospectus supplement for the specific terms of the Debt Securities offered including the following:

  1.
  Designation of an aggregate principal amount, purchase price, denomination and whether senior or subordinated;

  2.
  Date of maturity;

  3.
  If other than U.S. currency, the currency for which the Debt Securities may be purchased;

  4.
  The interest rate or rates and, if floating rate, the method of calculating interest;

  5.
  The times at which any premium and interest will be payable;

  6.
  The place or places where principal, any premium and interest will be payable;

  7.
  Any redemption or sinking fund provisions or other repayment obligations;

  8.
  Any index used to determine the amount of payment of principal of and any premium and interest on the Debt Securities;

  9.
  The application, if any, of the defeasance provisions to the Debt Securities;

  10.
  If other than the entire principal amount, the portion of the Debt Securities that would be payable upon acceleration of the maturity thereof;

  11.
  Any obligation we may have to redeem, purchase or repay the Debt Securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  12.
  Whether the Debt Securities will be issued in whole or in part in the form of one or more global securities, and in such case, the depositary for the global securities;

  13.
  Any additional covenants applicable to the Debt Securities being offered;

  14.
  Any additional events of default applicable to the Debt Securities being offered;

  15.
  The terms of subordination, if applicable;

  16.
  The terms of conversion, if applicable;

  17.
  Any material provisions of the applicable indenture described in this prospectus that do not apply to the Debt Securities; and

  18.
  Any other specific terms including any terms that may be required by or advisable under applicable law.

        Except with respect to book-entry securities, Debt Securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Certain Covenants of U. S. Steel in the Indentures

  Payment

        U. S. Steel will pay principal of and premium, if any, and interest on the Debt Securities at the place and time described in the Debt Securities (Section 10.01). Unless otherwise provided in the applicable prospectus supplement, U. S. Steel will pay interest on any Debt Security to the person in whose name that security is registered at the close of business on the regular record date for that interest payment (Section 3.07).

        Any money deposited with the trustee or any paying agent for the payment of principal of or any premium or interest on any Debt Security that remains unclaimed for two years after that amount has become due and payable will be paid to U. S. Steel at its request. After this occurs, the holder of that security must look only to U. S. Steel for payment of that amount and not to the trustee or paying agent (Section 10.03).

  Merger and Consolidation

        U. S. Steel will not merge or consolidate with any other entity or sell or convey all or substantially all of its assets to any person, firm, corporation or other entity, except that U. S. Steel may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other entity if (i) U. S. Steel is the continuing entity, or the successor entity (if other than U. S. Steel) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity expressly assumes payment of the principal and interest on all the Debt Securities, and the performance and observance of all of the covenants and conditions of the applicable indenture to be performed by U. S. Steel and (ii) there is no default under the applicable indenture. Upon such a succession, U. S. Steel will be relieved from any further obligations under the applicable indenture. The indentures define "substantially all of its assets" as, at any date, a portion of the non-current assets reflected in U. S. Steel's consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66-2/3% of the total reported value of such assets (Section 8.01).

  Waiver of Certain Covenants

        Unless otherwise provided in the applicable prospectus supplement, U. S. Steel may, with respect to the Debt Securities of any series, omit to comply with any covenant provided in the terms of those Debt Securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding Debt Securities of that series waive such compliance in that instance or generally (Section 10.06).

Events of Default

        An Event of Default occurs with respect to any series of Debt Securities when: (i) U. S. Steel defaults in paying interest on the Debt Securities of such series when due, and such default continues for 30 days; (ii) U. S. Steel defaults in paying principal of or premium, if any, on any of the Debt Securities of such series when due; (iii) U. S. Steel defaults in making deposits into any sinking fund payment with respect to any Debt Security of such series when due, and such default continues for 30 days; (iv) failure by U. S. Steel in the performance of any other covenant or warranty in the Debt Securities of such series or in the applicable indenture continues for a period of 90 days after notice of such failure as provided in that indenture; (v) certain events of bankruptcy, insolvency, or reorganization occur; or (vi) any other Event of Default provided with respect to Debt Securities of that series occurs (Section 5.01).

        U. S. Steel is required annually to deliver to the trustee officers' certificates stating whether or not the signers have any knowledge of any default in the performance by U. S. Steel of certain covenants (Section 10.04).

        If an Event of Default regarding Debt Securities of any series issued under the indentures occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series may declare each Debt Security of that series due and payable (Section 5.02).

        An Event of Default regarding one series of Debt Securities issued under an indenture is not necessarily an Event of Default regarding any other series of Debt Securities.

        Holders of a majority in principal amount of the outstanding Debt Securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of Debt Securities to take any action, unless one or more of such holders shall have provided to the trustee security or indemnity satisfactory to it (Section 6.02).

        If an Event of Default occurs and is continuing regarding a series of Debt Securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of Debt Securities of such series (Section 5.06).

        Before any holder of any series of Debt Securities may institute action for any remedy, except payment on such holder's Debt Security when due, the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series must request the trustee to take action. Holders must also offer and give the trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

Modification of the Indentures

        Each indenture contains provisions permitting U. S. Steel and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the Debt Securities in regard to matters as shall not adversely affect the interests of the holders of the Debt Securities, including, without limitation, the following: (a) to evidence the succession of another corporation to U. S. Steel; (b) to add to the covenants of U. S. Steel further covenants for the benefit or protection of the holders of any or all series of Debt Securities or to surrender any right or power conferred upon U. S. Steel by that indenture; (c) to add any additional events of default with respect to all or any series of Debt Securities; (d) to add to or change any of the provisions of that indenture to facilitate the issuance of Debt Securities in bearer form with or without coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (e) to add to, change or eliminate any of the provisions of that indenture in respect of one or more series of Debt Securities thereunder, under certain conditions designed to protect the rights of any existing holder of those Debt Securities; (f) to secure all or any series of Debt Securities; (g) to establish the forms or terms of the Debt Securities of any series; (h) to evidence the appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee; or (i) to cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to make other amendments that do not adversely affect the interests of the holders of any series of Debt Securities in any material respect (Section 9.01).

        U. S. Steel and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of Debt Securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each Debt Security affected thereby (i) extend the fixed maturity of any Debt Securities or any installment of interest or premium on any Debt Securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount Debt Security or any other Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the Debt Securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any Debt Security to require U. S. Steel to repurchase that security, (ii) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture, (iii) modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described under the heading "Modification of the Indentures," except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each Debt Security affected thereby, (iv) change any obligation of U. S. Steel to maintain an office or agency, (v) change any obligation of U. S. Steel to pay additional amounts, (vi) adversely affect the right of repayment or repurchase at the option of the Holder, or (vii) reduce or postpone any sinking fund or similar provision (Section 9.02).

Satisfaction and Discharge; Defeasance and Covenant Defeasance

        Each indenture shall be satisfied and discharged if (i) U. S. Steel shall deliver to the trustee all Debt Securities then outstanding for cancellation or (ii) all Debt Securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and U. S. Steel shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of Debt Securities that have become due and payable), provided that in either case U. S. Steel shall have paid all other sums payable under that indenture (Section 4.01).

        Each indenture provides, if such provision is made applicable to the Debt Securities of a series, (i) that U. S. Steel may elect either (A) to defease and be discharged from any and all obligations with respect to any Debt Security of such series (except for the obligations to register the transfer or exchange of such Debt Security, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B) to be released from its obligations with respect to such Debt Security under Section 8.01 of that indenture (being the restrictions described above under the heading "Certain Covenants of U. S. Steel in the Indentures") together with additional covenants that may be included for a particular series and (ii) that Sections 5.01(3), 5.01(4) (as to Section 8.01) and 5.01(7), as described in clauses (iii), (iv) and (vi) under "Events of Default," shall not be Events of Default under that indenture with respect to such series ("covenant defeasance"), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money, certain U.S. government obligations and/or, in the case of Debt Securities denominated in U.S. dollars, certain state and local government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Security, on the scheduled due dates. In the case of defeasance, the holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, U. S. Steel has delivered to the trustee an Opinion of Counsel (as specified in the indentures) to the effect that the holders of the Debt Securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the indentures (Section 13.04).

Record Dates

        The indentures provide that in certain circumstances U. S. Steel may establish a record date for determining the holders of outstanding Debt Securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the Debt Securities of such series.

Subordinated Debt Securities

        Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated Debt Securities, there are many substantive differences between the two. This section discusses some of those differences.

  Subordination

        Subordinated Debt Securities will be subordinate, in right of payment, to all Senior Indebtedness. "Senior Indebtedness" is defined to mean, with respect to U. S. Steel, the principal, premium, if any, and interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all indebtedness of U. S. Steel (including indebtedness of others guaranteed by U. S. Steel), whether outstanding on the date of the indenture or the date Debt Securities of any series are issued under the indenture or thereafter created, incurred or assumed, unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities or that such obligation is subordinated to Senior Indebtedness to substantially the same extent as the subordinated Debt Securities are subordinated to Senior Indebtedness.

  Terms of Subordinated Debt Securities may contain Conversion or Exchange Provisions

        The prospectus supplement applicable to a particular series of subordinated Debt Securities will describe the specific terms discussed above that apply to the subordinated Debt Securities being offered thereby as well as any applicable conversion or exchange provisions.

  Modification of the Indenture Relating to Subordinated Debt Securities

        The subordinated indenture may be modified by U. S. Steel and the trustee without the consent of the Holders of the subordinated Debt Securities for one or more of the purposes discussed above under the heading "Modification of the Indentures." U. S. Steel and the trustee may also modify the subordinated indenture to make provision with respect to any conversion or exchange rights for a given issue of subordinated Debt Securities.

Governing Law

        The laws of the State of New York govern each indenture and will govern the Debt Securities (Section 1.12).

Book-Entry Securities

        The following description of book-entry securities will apply to any series of Debt Securities issued in whole or in part in the form of one or more global securities, except as otherwise described in the applicable prospectus supplement.

        Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

        Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither U. S. Steel, the trustee nor any agent of U. S. Steel or the trustee will have any responsibility or liability for any aspect of the depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary's procedures, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

        A global security representing a book-entry security is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (a) the depositary notifies U. S. Steel that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (b) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities of that series or (c) other circumstances exist that have been specified in the terms of the Debt Securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

        Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. U. S. Steel understands that under existing industry practices, if U. S. Steel requests any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Concerning the Trustee

        The Bank of New York Mellon is also trustee for our 6.65% Senior Notes due June 1, 2037, our 6.875% Senior Notes due August 15, 2025, our 6.250% Senior Notes due March 15, 2026, and several series of obligations issued by various governmental authorities relating to environmental projects at various U. S. Steel facilities. The Bank of New York Mellon is a lender under our revolving credit facility. U. S. Steel and its subsidiaries also maintain ordinary banking relationships, including loans and deposit accounts, with The Bank of New York Mellon and its affiliates. We anticipate that we will continue to do so in the future.

DESCRIPTION OF CAPITAL STOCK

        The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended (the "Certificate of Incorporation"), our amended and restated by-laws, as amended (the "By-Laws"), and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see "Where You Can Find More Information."

General

        Under the Certificate of Incorporation, we are authorized to issue up to 440,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value $1.00 per share, and 40,000,000 shares of preferred stock, without par value. As of February 12, 2019, there were 173,222,678 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        The holders of common stock are entitled to receive dividends when, as and if declared by the U. S. Steel board of directors out of funds legally available therefor, subject to the rights of any shares of preferred stock at the time outstanding. In the event of dissolution, liquidation or winding up of U. S. Steel, holders of the common stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of any then outstanding indebtedness, and subject to the aggregate liquidation preference and participation rights of any preferred stock then outstanding. The shares of common stock currently outstanding are fully paid and non-assessable.

        The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.

Preferred Stock

        Shares of preferred stock may be issued without the approval of the holders of common stock in one or more series, from time to time. Our board of directors is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, restrictions and any other terms with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock.

        Holders of preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of U. S. Steel.

        The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Stock Transfer Agent and Registrar

        EQ Shareowner Services, 1110 Centre Pointe Curve Suite 101, Mendota Heights MN 55120-4100, serves as transfer agent and registrar for the common stock of U. S. Steel.

Delaware Law, Our Certificate of Incorporation and By-Laws Contain Provisions That May Have an Anti-Takeover Effect

        Delaware Law.    As a Delaware corporation, we are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a

"business combination" with an "interested stockholder" for a period of three years following the time that the person became an interested stockholder, unless:

  •
  Prior to the time that the person became an interested stockholder the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  At or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes, among other things, mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        Certificate of Incorporation and By-Laws.    Various provisions contained in the Certificate of Incorporation and the By-laws could delay or discourage stockholder actions with respect to transactions involving an actual or potential change in control of us or a change in our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Among other things, these provisions:

  •
  require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent;

  •
  provide that special meetings of stockholders may be called only by the board of directors and not by the stockholders;

  •
  do not permit cumulative voting for directors;

  •
  permit the issuance of preferred stock, at the discretion of our board of directors, from time to time, in one or more series, without further action by our stockholders, unless approval of our stockholders is deemed advisable by our board of directors or required by applicable law, regulation or stock exchange listing requirements; and

  •
  provide that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors.

 DESCRIPTION OF OTHER SECURITIES

        We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, convertible or exchangeable securities, stock purchase contracts, or stock purchase units that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS

        The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

  •
  To or through underwriting syndicates represented by managing underwriters;

  •
  Through one or more underwriters without a syndicate for them to offer and sell to the public;

  •
  Through dealers or agents;

  •
  To investors directly in negotiated sales or in competitively bid transactions; or

  •
  To holders of other securities in exchanges in connection with acquisitions.

        The prospectus supplement for each series of securities we sell will describe the offering, including:

  •
  The name or names of any underwriters;

  •
  The purchase price and the proceeds to us from that sale;

  •
  Any underwriting discounts and other items constituting underwriters' compensation;

  •
  Any indemnification arrangements between us and the underwriters;

  •
  Any stabilizing or market making transactions that the underwriters or any member of the selling group intend to engage in;

  •
  Any commissions paid to agents;

  •
  The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  Any securities exchanges on which the securities will be listed.

 LEGAL MATTERS

        The validity of the issuance of the offered securities will be passed upon for U. S. Steel by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report to Stockholders—Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by the Registrant in connection with the securities being registered hereby.

Securities and Exchange Commission filing fee	$	*
Legal fees and expenses	$	+
Costs of printing and engraving	$	+
Accounting fees and expenses	$	+
Trustees fees and expenses	$	+
Transfer agent fees and expenses	$	+
Miscellaneous expenses	$	+
Total

*
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

+
These fees are calculated based on the number of issuances and the amount of securities offered and cannot be estimated at this time.

        The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrant anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers

        In accordance with Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation limits personal liability of the Registrant's directors to the Registrant or the Registrant's stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty to the Registrant and the Registrant's stockholders, (ii) for acts and omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        Article V of the Registrant's Amended and Restated By-Laws provides that the Company shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

        The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was an officer, employee, agent or director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Registrant under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Registrant. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify him against the expenses that he actually and reasonably incurred in connection therewith.

        Policies of insurance are maintained by the Registrant under which directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

        The foregoing summaries are subject to the complete text of the statutes, the Restated Certificate of Incorporation and the Amended and Restated Bylaws, and are qualified in their entirety by reference thereto.

Item 16.    List of Exhibits.

        See Exhibit Index.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as a part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference to Filings Indicated
1	Form of Underwriting Agreement.	*
4.1	Amended and Restated Certificate of Incorporation of United States Steel Corporation, dated April 25, 2017.	Incorporated by reference to Exhibit 3.1 to United States Steel Corporation's Form 8-K filed on April 28, 2017 (Commission File No. 1-16811).
4.2	Amended and Restated By-Laws of United States Steel Corporation dated as of November 1, 2016.	Incorporated by reference to Exhibit 3.1 to United States Steel Corporation's Form 8-K filed on November 2, 2016 (Commission File No. 1-16811).
4.3
	Indenture for Senior Debt Securities, dated as of May 21, 2007, between The Bank of New York Mellon, formerly known as The Bank of New York, and United States Steel Corporation, with Form of Senior Debt Securities.	Incorporated by reference to Exhibit 4.1 to United States Steel Corporation's Form 8-K filed on May 22, 2007 (Commission File No. 1-16811).
4.4
	First Supplemental Indenture, dated as of May 21, 2007, to Indenture for Senior Debt Securities, dated as of May 21, 2007, between The Bank of New York Mellon, formerly known as The Bank of New York, and United States Steel Corporation.	Incorporated by reference to Exhibit 4.2 to United States Steel Corporation's Form 8-K filed on May 22, 2007 (Commission File No. 1-16811).
4.5	Eighth Supplemental Indenture, dated August 4, 2017, by and among United States Steel Corporation and the Bank of New York Mellon as trustee.	Incorporated by reference to Exhibit 4.1 to United States Steel Corporation's Form 8-K filed on August 4, 2017 (Commission File No. 1-16811).
4.6	Ninth Supplemental Indenture, dated as of March 15, 2018, by and between United States Steel Corporation and The Bank of New York Mellon as trustee.	Incorporated by reference to Exhibit 4.1 to United States Steel Corporation's Form 8-K filed on March 15, 2018 (Commission File No. 1-16811).
4.7	Form of Deposit Agreement for Depositary Shares.	*
4.8	Form of Indenture for Subordinated Debt Securities.	**
5	Opinion of Hogan Lovells US LLP.	**
23.1	Consent of PricewaterhouseCoopers LLP.	**
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5).	**
24	Powers of Attorney.	***
25.1	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Indenture for Senior Debt Securities, dated as of February 13, 2019.	**

Exhibit Number	Description	Incorporated by Reference to Filings Indicated
25.2	Statement of Eligibility of Trustee to be named later for the form of Indenture for Subordinated Debt Securities.	****

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**
Filed herewith.

***
Filed as part of the signature page of this registration statement.

****
To be filed as a 305B2 Application at a later date.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 15, 2019.

UNITED STATES STEEL CORPORATION
By:	/s/ COLLEEN M. DARRAGH Colleen M. Darragh Vice President & Controller

        Each person whose signature appears below constitutes and appoints David B. Burritt, Colleen M. Darragh and Duane D. Holloway, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ DAVID B. BURRITT David B. Burritt	President & Chief Executive Officer (Principal Executive Officer) & Director	February 15, 2019
/s/ KEVIN P. BRADLEY Kevin P. Bradley	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	February 15, 2019
/s/ COLLEEN M. DARRAGH Colleen M. Darragh	Vice President & Controller (Controller)	February 15, 2019
/s/ DAVID S. SUTHERLAND David S. Sutherland	Chairman Board of Directors	February 15, 2019
/s/ PATRICIA DIAZ DENNIS Patricia Diaz Dennis	Director	February 15, 2019

Signature	Title	Date

/s/ DAN O. DINGES Dan O. Dinges	Director	February 15, 2019
/s/ JOHN J. ENGEL John J. Engel	Director	February 15, 2019
/s/ MURRY S. GERBER Murry S. Gerber	Director	February 15, 2019
/s/ STEPHEN J. GIRSKY Stephen J. Girsky	Director	February 15, 2019
/s/ PAUL A. MASCARENAS Paul A. Mascarenas	Director	February 15, 2019
/s/ EUGENE B. SPERLING Eugene B. Sperling	Director	February 15, 2019
/s/ PATRICIA A. TRACEY Patricia A. Tracey	Director	February 15, 2019